Exhibit 99.1

For Immediate Release

UQM Technologies Reports Fourth Quarter and Annual

Financial Results

Quarter Revenue More than Doubles Year-over-Year; Acquisition by Danfoss

Expected to Close in Second Quarter

LONGMONT, COLORADO, MARCH 27, 2019 – UQM Technologies, Inc. (NYSE American: UQM) (“UQM” or the “Company”), a developer of alternative energy technologies, today announced operating results for the fourth quarter and year ended December 31, 2018.

Recent Highlights

•	Revenue of $5.5 million for the fourth quarter of 2018, more than double that of 2017 ($2.2 million)
•	2018 annual revenue was $14.2 million, an increase of 82% over revenue of $7.8 million in 2017
•	Announced acquisition of UQM by Danfoss A/S (“Danfoss”) at $1.71 per share in an all-cash transaction valued at approximately $100 million
•	Won a $1.8 million order from a major fuel cell system supplier in China for UQM’s Fuel Cell Compressor System (“FCS”)
•	Will hold a special shareholders meeting on April 23, 2019 to vote on the Company’s pending merger with Danfoss

“UQM reported an excellent quarter – with revenue more than doubling, to $5.5 million – a strong indication of market demand and the value of our technology within an expanding sector,” said Joe Mitchell, UQM Technologies’ President and Chief Executive Officer. “Given this backdrop, we were excited to announce in January that UQM had reached agreement to be acquired by Denmark-based Danfoss for $1.71 per share, or approximately $100 million. Danfoss reported its 2018 full year results on February 28, with sales of just under $7 billion, and we continue to believe UQM will be able to achieve its full potential under the Danfoss umbrella. Being part of a large, global enterprise will greatly improve our ability to compete against other multinational companies, open doors to new markets, and provide critical resources for UQM to continue developing the highly-engineered electric propulsion products we’re known for today. Indeed, we’ve seen nothing but an outpouring of positive support by existing and potential customers alike given our pending deal with Danfoss. We anticipate a bright future together and, in that vein, look forward to closing the merger in the second quarter of 2019.”

UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504 (303) 682-4900 FAX (303) 682-4901

Results for the Three Months December 31, 2018

Revenue for the fourth quarter of 2018 was $5.5 million compared with $2.2 million for the fourth quarter of 2017. UQM’s net loss for the fourth quarter was $1.0 million, or $(0.01) per common share, compared to a net loss of $1.3 million, or $(0.03) per common share, last year, primarily reflecting higher gross profit.

Results for the Year Ended December 31, 2018

Revenue for year ended December 31, 2018 was $14.2 million compared with $7.8 million for the same period in 2017, an increase of 82%. UQM’s net loss for the year was $6.5 million, or $(0.12) per common share, compared to a net loss of $4.8 million, or $(0.10) per common share, last year, primarily reflecting lower gross margins and higher operating costs as revenue ramped.

Special Shareholders Meeting

Investors are invited to attend a special meeting of UQM shareholders to be held at 10:00 a.m. local time on April 23, 2019 at the Company’s offices in Longmont, Colorado to vote on the merger with Danfoss Power Solutions (US) Company (a division of Danfoss). See the Company’s SEC filings for additional information.

Conference Call

The Company will host a conference call tomorrow, March 28, 2019 at 10:30 a.m. Eastern Time, to discuss operating results for the quarter and year ended December 31, 2018. To attend the conference call, please dial 888-241-0326 approximately ten minutes before the conference is scheduled to begin and provide the conference ID “7772609” to access the call. International callers should dial +1 647-427-3411. The call will also be webcast live and accessed from the company’s website at www.uqm.com/investors. Parties listening via the webcast will be in a “listen-only” mode. Please log onto UQM’s website ten minutes prior to the start of the webcast to register.

An audio replay of the webcast will be available two hours after the call and be accessed on the investor page of website using the link listed above.

About UQM

UQM Technologies is a developer and manufacturer of power-dense, high-efficiency electric motors, generators, power electronic controllers and fuel cell compressors for the commercial truck, bus, automotive, marine and industrial markets. A major emphasis for UQM is developing propulsion systems for electric, hybrid electric, plug-in hybrid electric and fuel cell electric vehicles. UQM is IATF 16949 and ISO 14001 certified and located in Longmont, Colorado. For more information, please visit www.uqm.com.

This Release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements appear in a number of places in this Release and include statements regarding our plans, beliefs or current expectations; including those plans, beliefs and expectations of our management with respect to, among other things, gaining required certifications, new product developments, future orders to be received from our customers, sales of products from inventory, future financial results, liquidity, and the continued growth of the electric-powered vehicle industry. Important Risk Factors that could cause actual results to differ from those contained in the forward-looking statements are contained in our Form 10-K and Form 10-Q’s, which are available through our website at www.uqm.com  or at www.sec.gov.

Company Contacts:

Chris Witty

UQM Investor Relations

646-438-9385

cwitty@darrowir.com

or

UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504 (303) 682-4900 FAX (303) 682-4901

David Rosenthal

UQM Technologies, Inc.

303-682-4900

investor@uqm.com

Source: UQM Technologies, Inc.

###Tables Attached###

UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504 (303) 682-4900 FAX (303) 682-4901

UQM TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Operations (unaudited)

	Year ended December 31,
	2018	2017

Revenue:
Product sales	$12,367,115	$7,162,456
Contract services	1,807,669	616,293
	14,174,784	7,778,749
Operating costs and expenses:
Costs of product sales	9,798,384	4,368,093
Costs of contract services	1,008,715	285,095
Research and development	2,497,127	2,042,732
Selling, general and administrative	7,299,860	6,367,331
	20,604,086	13,063,251

Loss from operations	(6,429,302)	(5,284,502)
Other income (expense), net	(74,260)	506,186
Net loss	$(6,503,562)	$(4,778,316)

Net loss per common share - basic and diluted	$(0.12)	$(0.10)

Weighted average number of shares of common stock outstanding - basic and diluted	54,183,772	50,038,799

UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504 (303) 682-4900 FAX (303) 682-4901

UQM TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheets (unaudited)

	December 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$1,918,570	$6,309,269
Restricted cash	296,314	176,193
Accounts receivable	1,681,289	823,793
Inventories, net	4,783,887	2,341,360
Prepaid expenses and other current assets	377,762	233,566
Total current assets	9,057,822	9,884,181

Property and equipment, at cost:
Land	896,388	896,388
Building	4,516,301	4,516,301
Machinery and equipment	7,479,790	7,136,578
	12,892,479	12,549,267
Less accumulated depreciation	(8,282,269)	(7,936,056)
Net property and equipment	4,610,210	4,613,211

Patent costs, net of accumulated amortization of $972,553 and $953,491, respectively	260,021	222,461
Trademark costs, net of accumulated amortization of $89,877 and $85,381, respectively	85,964	90,460
Restricted cash	-	323,863
Total assets	$14,014,017	$15,134,176

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,995,632	$948,875
Unearned revenue	736,819	153,944
Other current liabilities	1,394,150	819,839
Deferred contract liability	110,727	199,160
Current debt, net of deferred financing costs of $7,772 and $0, respectively	4,656,757	-
Total current liabilities	9,894,085	2,121,818

Long-term debt, net of deferred financing costs of $0 and $45,079	-	3,119,450
Other long-term liabilities	106,159	121,667
Total long-term liabilities	106,159	3,241,117

Total liabilities	10,000,244	5,362,935

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value, 175,000,000 shares authorized; 54,267,440 and 54,108,510 shares issued and outstanding, respectively	542,674	541,085
Additional paid-in capital	134,645,911	133,901,406
Accumulated deficit	(131,174,812)	(124,671,250)
Total stockholders’ equity	4,013,773	9,771,241

Total liabilities and stockholders’ equity	$14,014,017	$15,134,176

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UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504 (303) 682-4900 FAX (303) 682-4901